                                       FORM T-1

                           _______________________________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                           _______________________________

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           _______________________________


                          WELLS FARGO BANK (COLORADO), N.A.
                 (Exact name of trustee as specified in its charter)
                     (Exact name of trustee as agent for service)


Not applicable                                     84-0005100
(Jurisdiction of incorporation                   (I.R.S. Employer
 or organization if not a U.S.                    Identification No.)
National Bank)

633 17th Street
Denver, Colorado                                      80270
(Address of principal executive offices)              (Zip Code)

                           CIRCUS CIRCUS ENTERPRISES, INC.
                 (Exact name of obligor as specified in its charter)


             Nevada                           88-0121916
(State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

2880 Las Vegas Boulevard South
Las Vegas, NV                                         89109
(Address of principal executive offices)              (Zip Code)

                           _______________________________
                         Senior Subordinated Debt Securities
                         (Title of the Indenture Securities)
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  1.     General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervision authority to which it is subject.

              Name                                         Address
              ----                                         -------

         Comptroller of the Currency                  Washington, D.C.

         Federal Deposit Insurance Corporation        Washington, D.C.

         Board of Governors of The Federal
         Reserve System                               Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes

  2.     Affiliations with Obligor and Underwriters.

    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

    Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

13. Defaults by the Obligor.

    There have been no defaults by the obligor with respect to the securities covered by this shelf registration.

16. List of Exhibits:

    Exhibit 1      Articles of Association of First Interstate Bank of Denver,
                   N.A.

    Exhibit 2      By-laws of First Interstate Bank of Denver, N.A.

    Exhibit 3 Certificate of Authority to transact business from Comptroller of the Currency

    Exhibit 4 Resolution adopted by Board of Directors of First Interstate Bank of Denver, N.A.

    Exhibit 5 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    Exhibit 6      Consent under Section 321(b) of the Trust Indenture Act of
                   1939

    Exhibit 7 Certificate from Comptroller of the Currency concerning change of name to Wells Fargo Bank (Colorado), N.A.

                                      SIGNATURE
                                      ---------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wells Fargo Bank (Colorado), N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, and State of Colorado, on the 13th day of November, 1996.


                                       WELLS FARGO BANK (COLORADO), N.A.

                                       By: /s/ Kent E. Eichstadt
                                          -----------------------------
                                          Kent E. Eichstadt
                                          Assistant Vice President

WELLS FARGO BANK (COLORADO), N.A.  Call Date: 09/30/96  ST-BK: 080350  FFIEC 032
633 SEVENTEENTH STREET                                                 Page RC-1
DENVER, CO  80270                  Vendor ID:  D        CERT: 03009       9

Transit Number: 10200001     Transmitted to EDS as 0018758 on 10/30/96 at
                             16:19:32 CST

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                                   C300

                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                     ----
    a.   Noninterest-bearing balances and currency and coin (1) . . . . . . . . . . 0081.        351,699            1.a
    b.   Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . 0071.            200            1.b
2.  Securities:
    a.   Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . 1754.              0            2.a
    b.   Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . 1773.        114,786            2.b
3.  Federal funds sold and securities purchased under agreements to resell:
    a.   Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0276.        104,517            3.a
    b.   Securities purchased under agreements to resell. . . . . . . . . . . . . . 0277.         58,230            3.b
4.  Loans and lease financing receivables:
    a.   Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . RCON
         (from Schedule RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . 2122.        787,544            4.a
    b.   LESS: Allowance for loan and lease losses. . . . . . . . . . . . . . . . . 3123          12,728            4.b
    c.   LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . . . . . 3128               0            4.c
    d.   Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . 2125.        774,816            4.d
5.  Assets held in trading accounts (from Schedule RC-D). . . . . . . . . . . . . . 3545.              0             5.
6.  Premises and fixed assets (including capitalized leases). . . . . . . . . . . . 2145           8,230             6.
7.  Other real estate owned (from Schedule RC-M . . . . . . . . . . . . . . . . . . 2150.              0             7.
8.  Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2130.              0             8.
9.  Customers' Liability to this bank on acceptances outstanding. . . . . . . . . . 2155.            289             9.
10. Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . 2143.         88,861            10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . 2160.         31,366            11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . 2170       1,532,994            12.

___________________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposits not held in trading accounts.


                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:                                                                             RCON
     a.   In domestic offices (sum of totals of
          columns A and C from Schedule RC-E                                               2200.     1,104,053        13.a
                                                    RCON
          (1)  Noninterest-bearing (1)              6631.     714,414                                               13.a.1
          (2)  Interest-bearing                     6636.     389,639                                               13.a.2

     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1)  Noninterest-bearing
          (2)  Interest-bearing
14.  Federal funds purchased and securities sold under agreements to repurchase:
     a.   Federal funds purchased                                                          0278.        45,709        14.a
     b.   Securities sold under agreements to repurchase                                   0279.             0        14.b
15.  a.   Demand notes issued to the U.S. Treasury                                         2840.             0        15.a
     b.   Trading Liabilities                                                              3548.             0        15.b
16.  Other borrowed money:
     a.   With original maturity of one year or less                                       2332.       110,865        16.a
     b.   With original maturity of more than one year                                     2333.        25,661        16.b
17.  Mortgage indebtedness and obligations under capitalized leases                        2910.             0         17.
18.  Bank's Liability on acceptances executed and outstanding                              2920.           289         18.
19.  Subordinated notes and debentures                                                     3200.        20,000         19.
20.  Other Liabilities (from Schedule RC-G)                                                2930.        57,264         20.
21.  Total Liabilities (sum of items 13 through 20)                                        2948.     1,363,841         21.

22.  Limited-life preferred stock and related surplus                                      3282.             0         22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                         3838.             0         23.
24.  Common stock                                                                          3230.        35,000         24.
25.  Surplus (exclude all surplus related to preferred stock)                              3839.       123,986         25.
26.  a.   Undivided profits and capital reserves                                           3632.         9,986        26.a
     b.   Net unrealized holding gains (losses) on available-for-sale securities           8434.           181        26.b
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27)                                     3210.       169,153         28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28)                                                         3300.     1,532,994         29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
     by independent external auditors as of any date during 1993                           6724.           N/A         M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.